EXHIBIT 10.1

BUSINESS OPERATIONS AGREEMENT

This Business Operations Agreement (this “Agreement”) is entered into as of July 27, 2017 in Kaifeng, Henan Province, People’s Republic of China (“PRC”) by and among the following persons:

Party A: Kaifeng Ivan King Biotechnology Co., Ltd.

Address: Xinghuaying town of Yu Xing Road Xinghuaying town government , Kaifeng, Henan Province;

Legal representative: ___Zhang Rongxuan_____

Party B: Kaifeng Jufeel Biotechnology Co., Ltd.

Address: Yuxing Road, Xinghuaying Township, Kaifeng, Henan Province

Legal representative: Zhang Rongxuan

Party C: Zhang Rongxuan

Residence: Floor19 Unit 3 Yabao East International Plaza

NO.85 east of Jin Shui Road Zhengzhou City Henan Province

ID card No.: ****************

Party D: Henan Jufeel Technology Investment Co., Ltd.

Address: NO.2106.Floor 21.Unit 2.East of NongYe Road.Zhengzhou City.

Legal representative: Zhang Rongxuan

Whereas:

1.

Party A is a wholly foreign-owned enterprise duly incorporated and existing under PRC laws, having technical expertise in the development and design of biotechnology research and development; wholesaling and retailing of pre-packaged food; sales of health care food;

2.

Party B is a limited liability company duly incorporated and existing under PRC laws, having the due right to be engaged in biotechnology research and development; wholesaling and retailing of pre-packaged food; sales of health care food; and practical experience therein;

3.	Party C is a PRC citizen and the 49% shareholder of Party B, and Party D is a limited liability company duly incorporated and existing under the PRC laws and the 51% shareholder of Party B;

4.

Party A has established a business relationship with Party B by entering into an Exclusive Consulting and Service Agreement (“Service Agreement”); Party B, pursuant to such agreement, is liable to pay a certain amount of money to Party A. Therefore, both parties are aware that the daily operation of Party B will have a material effect on its capacity to pay such payable amount to Party A;

5.	The Parties hereby agree to further clarify, through the terms of this Agreement, the matters in connection with Party B’s operation.

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NOW, THEREFORE, in order to set forth the respective rights and obligations of the Parties, the Parties hereby agree as follows through friendly negotiations:

1.

On the premises that Party B complies with the relevant provisions hereinafter, Party A agrees to act as Party B’s guarantor in the contracts, agreements or transactions concluded by and between Party B and any other third party in connection with Party B’s business operations to provide full guarantee on Party B’s performance of such contracts, agreements or transactions. Party B agrees to pledge the accounts receivable in its business operation and all of its assets to Party A as counter-guarantee. According to such performance guarantee arrangement, Party A is willing to sign, whenever necessary, a written guarantee contract with each of Party B’s contractors to undertake its responsibility as guarantor; to this end, Parties B and C will take any necessary action (including but not limited to signing the relevant documents and handling relevant applicable registration formalities) to execute the counter-guarantee arrangement toward Party A.

2.

In consideration of the above Article 1 and with an aim to assure the performance of the various operation agreements between Party A and Party B and the payment of the accounts payable by Party B to Party A, Party B together with its shareholders, Party C and Party D, hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company’s operation (excluding the business contracts, agreements, sale or purchase of assets during Party B’s normal course of business and the lien thus obtained by relevant counter parties due to such transactions) unless a prior written consent has been obtained from Party A. such transaction shall include but not be limited to:

2.1 to borrow money from any third party or assume any debt;

2.2 to sell to or acquire from any third party any asset or right, including but not limited to any intellectual property right;

2.3 to provide a security interest for any third party with its assets or intellectual property rights;

2.4 to assign to any third party its business agreements.

3.	Party C and Party D, as Party B’s shareholders, further covenant to Party A that:

3.1 not to sell, transfer, pledge or otherwise dispose of the legitimate or other beneficial interest in their equity interests of Party B, nor to allow other security interests to be created on it without Party A’s prior written consent, except for the benefit of Party A and/or its designated person;

3.2 not to approve the shareholders’ resolution which may result in Party B’s merger or combination with, purchase of or investment in, or Party B’s purchase by, any other person (other than by Party A or its designated person) without Party A’s prior written consent;

3.3 not to commit any act and/or omission that may materially affect the assets, business and liabilities of Party B without Party A’s prior written consent; not to sell, transfer, pledge or otherwise dispose of the legitimate or other beneficial interests in any of Party B’s assets, business or income, nor to allow other security interests to be created on it without Party A’s prior written consent, at any time since the date of execution of this Agreement;

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3.4 not to request Party B or approve at shareholder’s meeting to distribute dividends or profits to shareholders without Party A’s written consent;

3.5 not to supplement, amend or modify Party B’s articles of association, or to increase or decrease its registered capital, or to change the capital structure of Party B in any way without Party A’s written consent; and

3.6 to agree to execute the Power of Attorney attached hereto as requested by Party A on the day of execution of this Agreement.

4.

In order to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders, Party C and Party D, hereby jointly agree to accept, the corporate policy advice and guidance provided by Party A at any time in connection with the employment and dismissal of Party B’s employees, daily operation, financial management and so on.

5.

Party B together with its shareholders, Party C and Party D, hereby jointly agree that Party C and Party D shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint the senior officers employed by Party A or its affiliates as recommended by Party A to act as Party B’s General Manager, financial controller and other senior officers. If any of the above senior officers either leaves or is dismissed by Party A or its affiliates, he or she will lose the qualification to take any position in Party B and Party B shall appoint other senior officers employed by Party A or its affiliates as recommended by Party A to assume such position. In this circumstance, the person recommended by Party A should comply with the stipulation on the statutory qualifications of directors, General Manager, financial controller, and other senior officers pursuant to applicable law.

6.

Party B together with its shareholders, Party C and Party D, hereby jointly agree and confirm that Party B shall first seek the guarantee from Party A if it needs any guarantee for its performance of any contract or working capital loans in the course of operation. In such case, Party A shall have the right but no obligation to provide the appropriate guarantee to Party B at its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B in a timely manner and Party B may seek a guarantee from a third party accepted by Party A in writing.

7.	In the event that any other agreements between Party A and Party B terminates or expires, Party A shall have the right but no obligation to terminate all the agreements between Party A and Party B.

8.

Any amendment and supplement to this Agreement shall be made in writing. Any agreements on such amendment and supplement duly executed by all the parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

9.

If any article hereof is judged as invalid or non-enforceable due to its inconsistency with the relevant laws, such article shall be deemed invalid only within the applicable area of such laws without affecting the legal effect of other articles hereof in any way.

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10.

Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A; Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A at the occurrence of such transfer, and no further consent from Party B will be required.

11.	This Agreement (including the Power of Attorney attached hereto) shall be binding upon the respective successors, heirs or assigns of Party C and Party D.

12.

The term of this Agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by Party A. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such Party, unless such Party has already assigned its rights and obligations in accordance with Article 10 hereof.

13.

This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provisions herein. During the valid term of this Agreement, Party B shall not terminate or rescind this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a written notice to Party B.

14.

All parties acknowledge and confirm that any oral or written materials exchanged by and between the Parties in connection with this Agreement are confidential. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties unless under the following conditions: (a) such documents are known or will be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents required to be disclosed in accordance with applicable laws or rules or regulations of stock exchange; or (c) if any documents are required to be disclosed by any Party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement, such legal counsel or financial consultant shall also comply with the confidentiality obligation similar to that stated hereof. Any disclosure by employees or agencies employed by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive even if this Agreement is judged as void, amended, cancelled, terminated or unable to perform for any reason whatsoever.

15.	The formation, validity, performance and interpretation of this Agreement as well as the resolution of any disputes thereon shall be governed by the PRC laws.

16.

The parties hereto shall strive to settle any dispute arising from the interpretation or performance of the terms under this Agreement (including the Power of Attorney attached hereto) through friendly consultation in good faith. In case no settlement can be reached through consultation within thirty (30) days after such dispute occurs, any Party can submit such matter to the Kaifeng Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Kaifeng. The arbitration award shall be final and binding upon all the Parties. If any dispute occurs and is in process of arbitration, other than the matters in dispute, the Parties shall perform the other rights and obligation pursuant to this Agreement.

17.	This Agreement shall be executed by each of the Parties itself or a duly authorized representative of each party as of and effective from the date first written above.

18.

This Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the parties with respect to the subject matters herein and fully supersedes all prior verbal and written agreements and understandings with respect to the subject matters herein.

19.	The original of this Agreement is in four (4) copies, each party holds one and all originals are equally valid.

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[Signature Page of Business Operations Agreement]

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IN WITNESS THEREOF, each Party hereto has caused this Agreement to be duly executed by itself or their respective legal representative or a duly authorized representative on its behalf as of the date first written above.

KAIFENG IVAN KING BIOTECHNOLGY CO., LTD.

/s/ Zhang Rongxuan

Name: Zhang Rongxuan

Position: President

KAIFENG JUFEEL BIOTECHNOLOGY CO., LTD.

/s/ Zhang Rongxuan

Name: Zhang Rongxuan

Position: President

/s/ Zhang Rongxuan

Zhang Rongxuan, individually

HENAN JUFEEL TECHNOLOGY INVESTMENT CO., LTD.

/s/ Zhang Rongxuan

Zhang Rongxuan, President

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